Exhibit 10.9

MODIFICATION #1

TO

THE AGREEMENT

This Modification #1 to the GEMSTONE PROCESSING AGREEMENT ("The Agreement") made and entered into by and between QUALI-TECH INC. (HEREAFTER "QTI"), and INTERNATIONAL ISOTOPES INC. (hereafter "INIS")

WITNESSETH.

WHEREAS, INIS has requested an adjustment to the Processing Charge and implementation of an annual inflationary index to make further adjustments to that Processing Charge, and

WHEREAS, QTI is willing to allow such adjustments;

NOW, THEREFORE, in consideration of the above, the parties agree to modify the original Agreement, dated June 1, 2012, as follows:

1.

Effective January 1, 2017, the Processing Charge will be increased to $0.034 per carat.

2.

On March I, 2018 and each year thereafter the Processing Charge shall be adjusted by an amount equal to the annual percentage change in the Services Special Aggregate index listed in Table 25 of data provided by the U.S. Bureau of Labor Statistics Historical CPI.

3.

All other provisions of the Agreement remain in full force and effect.

IN WITNESS WHERE OF, the parties have executed this agreement as of the day and year as signed below.

QUALI-TECH INC.		INTERNATIONAL ISOTOPES INC.

/s/ Don Alger	11/23/2016	/s/ Steve Laflin	11/28/2016
Don Alger	Date	Steve Laflin	Date